Exhibit 16.1

Re: Park Place Energy Corp. (the “Company”)

This letter will confirm that we reviewed Item 4.01 of the Company’s Form 8-K dated December 15, 2014, captioned “Changes in the Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Saturna Group Chartered Accountants LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

December 15, 2014